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                                                                    Exhibit 4.58

  FIRST AMENDMENT TO SUPPLY CONTRACT FOR SURABAYA- UJUNG PANDANG - BANJARMASIN
(SUB) CAPACITY EXPANSION NO. K.TEL 431/HK920/ITS-00/2006 DATED 29 DECEMBER 2006

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The Parties:           1.   TELKOM; and

                       2.   NEC Corporation ("NEC").

Preceding Agreement:   Supply Contract for Surabaya- Ujung Pandang - Banjarmasin
                       (SUB) Capacity Expansion No. K.TEL.188/HK910/ITS-00/2006 dated 16 August 2006.

Amended Provision:     The parties agree to amend the contract price.
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